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                                                                    EXHIBIT 3(c)

                            CERTIFICATE OF AMENDMENT
                                       TO
                            CERTIFICATE OF FORMATION
                                       OF
                    PANHANDLE EASTERN PIPE LINE COMPANY, LLC



It is hereby certified that:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is: Panhandle Eastern Pipe Line LLC.

         2. The certificate of formation of the limited liability company is hereby amended by striking out Article 1 thereof and substituting in lieu of said Article and following new Article:

                  "1.      The name of the limited liability company is:
                           Panhandle Eastern Pipe Line Company, LLC."

         3. The effective time of the amendment herein certified shall be the time of its filing with Secretary of State.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation of Panhandle Eastern Pipe Company, LLC as of June 24, 2003.



                                        SOUTHERN UNION PANHANDLE LLC,
                                        A DELAWARE LIMITED LIABILITY COMPANY


                                        By: /s/ THOMAS F. KARAM
                                            ------------------------------------
                                            Thomas F. Karam, President